Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261773 on Form F-4 of our report dated December 20, 2021, relating to the financial statements of Alvotech Holdings S.A.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pall Dadi Asgeirsson

Deloitte ehf.

Kópavogur, Iceland

February 4, 2022